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                                   EXHIBIT 5.1

                           [Hughes & Luce Letterhead]
                          1717 Main Street, Suite 2800
                               Dallas, Texas 75201
                                 (214) 939-5500


                                 July 14, 1999





CNET, Inc.
150 Chestnut Street
San Francisco, CA  94111

Ladies and Gentlemen:

         We have acted as counsel to CNET, Inc., a Delaware corporation
(the "Company"), in connection with the Company's registration under the Securities Act of 1933, as amended, of $172,915,000 aggregate principal amount of 5% Convertible Subordinated Notes (the "Notes") issued by the Company and such indeterminate number of shares of the Company's common stock, $.0001 par value per share ("Common Stock"), issuable upon conversion thereof (the "Shares") (the Notes and the Shares, collectively, the "Offered Securities"), each as described in the Company's Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission on or about May 4, 1999, with respect to the resale of the Offered Securities by the holders thereof. Capitalized terms not otherwise defined in this opinion have the meanings given to them in the Registration Statement.

         In rendering this opinion, we have examined and relied upon executed originals, counterparts or copies of such documents, agreements, records and certificates (including certificates of public officials and officers of the Company) as we considered necessary or appropriate for enabling us to express the opinions set forth herein. In all such examinations, we have assumed the authenticity and completeness of all documents submitted to us as originals and the conformity to originals and completeness of all documents submitted to us as photostatic, conformed, notarized or certified copies.

         Based on the foregoing, we are of the opinion that: (i) the Notes have been duly and validly authorized and issued and constitute legally valid and binding obligations of the Company entitled to the benefits provided by the Indenture dated as of March 8, 1999 by and between the Company and The Bank of New York, as trustee (the "Indenture"), and (ii) the Shares have been duly and validly authorized, and when issued upon the due conversion of the Notes against payment therefore, will be validly issued, fully paid and nonassessable.


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         The opinions expressed above are subject to the following assumptions, exceptions and qualifications:


         We have assumed that (i) all information contained in all documents, records, agreements, certificates and other instruments reviewed by us is true and correct; (ii) all signatures on all documents reviewed by us are genuine;
(iii) all documents, records, agreements, certificates and other instruments submitted to us as originals are true and complete; (iv) all documents, records, agreements, certificates and other instruments submitted to us as copies are true and complete copies of the originals thereof; (v) each natural person signing any document, record, agreement, certificate or other instrument reviewed by us had the legal capacity to do so; (vi) each natural person signing in a representative capacity (other than on behalf of the Company) any document, record, agreement, certificate or other instrument reviewed by us had authority to sign in such capacity; and (vii) the Indenture is a valid and binding agreement of The Bank of New York, as trustee.





         This opinion may be filed as an exhibit to the Registration Statement. We also consent to the reference to this firm as having passed on the validity of the Notes and the Shares under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.





                                           Very truly yours,

                                           /s/ Hughes & Luce, L.L.P.